Exhibit 99.1

Sirona Reports Fiscal 2015 First Quarter Results

•	First quarter revenues of $293.0 million, down 1.9% compared to prior year, but up 3.8% on a local currency* basis.

•	First quarter diluted earnings per share of $0.82 on a GAAP reported basis compared to $0.79 in the prior year. First quarter non-GAAP adjusted EPS* of $0.96, unchanged from the prior year.

•	Management reiterates guidance of FY15 local currency revenue growth of 6% to 8%, and non-GAAP adjusted EPS* in the range of $3.95 to $4.05.

Long Island City, New York, February 6, 2015 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended December 31, 2014.

First Quarter Fiscal 2015 vs. First Quarter Fiscal 2014 Financial Results

Revenue was $293.0 million, a decrease of $5.7 million or down 1.9% (up 3.8% on a local currency basis). The Company's business segments performed as follows: Imaging Systems increased 2.1% (up 5.5% on a local currency basis), Instruments increased 0.3% (up 9.2% on a local currency basis), Treatment Centers decreased 0.7% (up 8.5% on a local currency basis), and CAD/CAM Systems decreased 7.2% (down 2.1% on a local currency basis).

Revenue in the United States increased 1.6% benefitting from strength in Imaging while facing a difficult year-over-year comparison due to last year’s high deliveries of Omnicam trade-up units.

International revenues decreased 3.7% in U.S. dollars, but increased 4.9% in local currencies. The local currency growth was driven by the increasing success of our expanded international sales and services infrastructure, led by the Asia-Pacific region.

Gross profit was $162.9 million, up $0.2 million. Gross profit margin was 55.6% in the first quarter of Fiscal 2015, compared to 54.5% in the prior year. The increase in the gross profit margin was mainly due to the benefit of foreign exchange effects as well as reduced amortization and depreciation expense resulting from the step-up to fair values of tangible and intangible assets.

Net income attributable to Sirona Dental Systems, Inc. for the first quarter of 2015 was $46.0 million, or $0.82 per diluted share, versus $44.2 million, or $0.79 per diluted share in the prior year period. Non-GAAP adjusted earnings per diluted share for the first quarter of 2015 was $0.96, the same as the prior year quarter. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

At December 31, 2014, the Company had cash and cash equivalents of $368.1 million and total debt of $79.5 million, resulting in net cash of $288.6 million. This compares to net cash of $135.4 million at December 31, 2013.

Jeffrey Slovin, President and CEO of Sirona commented: “We are off to a good start for fiscal 2015 with 3.8% local currency growth driven by the Asia-Pacific region. The U.S. still grew 1.6%, despite a difficult comparison due to the very successful Omnicam trade-up program last year. On a segment level, both Instruments and Treatment Centers significantly outpaced the market with 9.2% and 8.5% local currency growth, respectively. CAD/CAM was down 2.1%, in local currency, despite robust new-user sales around the globe. This new user growth, although significant, could not keep pace with last year’s 12.3% local currency growth.”

Mr. Slovin continued: “The digital evolution of dentistry is spreading across the globe and Sirona is leading the way. As the unmatched leader in dental digital solutions, we are very excited about the introduction of numerous new products at the upcoming International Dental Show in March. Given the strong demand for our products, and an ever increasing interest in digital dentistry, we continue to expect a strong back-half of the fiscal year.”

Fiscal 2015 Guidance

Management reiterates guidance of FY15 local currency revenue growth of 6% to 8% and non-GAAP adjusted EPS* in the range of $3.95 to $4.05 (reflecting growth of approximately 8% to 10%).

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 a.m. Eastern Time on February 6, 2015. The teleconference can be accessed by calling +1-877-299-4454 (domestic) or +1-617-597-5447 (international) using passcode # 97967049. The webcast will be available via the Internet at http://ir.sirona.com, and a presentation relating to the call will be available on our website. A replay of the conference call will be available through February 13, 2015 by calling +1-888-286-8010 (domestic) or +1-617-801-6888 (international) using passcode #58722686. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD/CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers, and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

Joshua Zable

Vice President, Investor Relations

+1-718-482-2184

joshua.zable@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as "may," "could," "estimate," "will," "believe," "anticipate," "think," "intend," "expect," "project," "plan," "target," "forecast", and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company's products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non-GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three months ended
	December 31,
(In millions, except for share and per share amounts) (Unaudited)	2014	2013
REVENUE	$293.0	$298.7
Cost of goods sold	(130.1)	(136.0)
GROSS PROFIT	162.9	162.7
Selling, general and administrative expense	(87.8)	(88.0)
Research and development expense	(14.8)	(15.1)
Net other operating income (loss)	2.5	2.5
OPERATING INCOME	62.8	62.1
Gain (loss) on foreign currency transactions	(2.2)	(2.6)
Gain (loss) on derivative instruments	0.4	0.6
Interest income (expense)	(0.9)	(0.8)
Other income (expense)	0.7	(0.5)
INCOME BEFORE TAXES	60.8	58.8
Income tax benefit (expense)	(14.0)	(13.8)
NET INCOME	46.8	45.0
Net (income) loss attributable to noncontrolling interests	(0.8)	(0.8)
NET INCOME ATTRIBUTABLE TO SIRONA DENTAL SYSTEMS, INC.	$46.0	$44.2

INCOME PER SHARE (attributable to Sirona Dental Systems, Inc. common shareholders)
Basic	$0.83	$0.80
Diluted	$0.82	$0.79
Weighted average shares - basic	55,416,418	55,054,040
Weighted average shares - diluted	56,290,177	56,130,008

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	September 30,
(In millions, except for share and par value amounts) (Unaudited)	2014	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$368.1	$382.8
Restricted cash	0.8	0.8
Accounts receivable, net of allowance for doubtful accounts	155.7	115.6
of $2.4 and $2.4, respectively
Inventories, net	125.9	123.4
Deferred tax assets	31.5	29.7
Prepaid expenses and other current assets	24.3	26.8
Income tax receivable	1.9	8.0
TOTAL CURRENT ASSETS	708.2	687.1
Property, plant and equipment, net of accumulated depreciation	215.2	221.0
of $176.1 and $171.3, respectively
Goodwill	611.4	629.3
Intangible assets, net of accumulated amortization	239.7	252.8
of $504.9 and $511.3, respectively
Other non-current assets	3.8	5.3
Deferred tax assets	15.6	15.5
TOTAL ASSETS	$1,793.9	$1,811.0

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade accounts payable	$45.9	$59.9
Short-term financial liabilities	24.0	1.5
Income taxes payable	4.1	6.1
Deferred tax liabilities	1.7	2.2
Accrued liabilities and deferred income	164.0	167.6
TOTAL CURRENT LIABILITIES	239.7	237.3
Long-term financial liabilities	55.5	78.0
Deferred tax liabilities	107.4	111.8
Other non-current liabilities	24.0	25.1
Pension related provisions	69.2	71.7
Deferred income	22.4	25.9
TOTAL LIABILITIES	518.2	549.8
SHAREHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized;	0	0
none issued and outstanding)
Common stock ($0.01 par value; 95,000,000 shares authorized;	0.6	0.6
57,915,531 shares issued; 55,489,462 shares outstanding at Dec. 31, 2014; 57,776,336 shares issued; 55,364,617 shares outstanding at Sept. 30, 2014

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Additional paid-in capital	703.4	697.9
Treasury stock, at cost	(128.0)	(126.8)
2,426,069 shares held at cost at Dec. 31, 2014; 2,411,719 shares held at cost at Sept. 30, 2014
Retained earnings	805.9	759.9
Accumulated other comprehensive income (loss)	(107.9)	(72.8)
TOTAL SIRONA DENTAL SYSTEMS, INC. SHAREHOLDERS' EQUITY	1,274.0	1,258.8
NONCONTROLLING INTERESTS	1.7	2.4
TOTAL SHAREHOLDERS' EQUITY	1,275.7	1,261.2
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,793.9	$1,811.0

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended
	December 31,
(In millions) (Unaudited)	2014	2013
OPERATING ACTIVITIES
NET INCOME	$46.8	$45.0
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Depreciation and amortization	17.9	19.0
(Gain) loss on derivative instruments and foreign currency transactions	1.8	2.0
Deferred income taxes	(4.6)	(4.0)
Share-based compensation expense	3.1	3.4
Other adjustments	0.1	0.1
TOTAL ADJUSTMENTS TO RECONCILE NET INCOME TO OPERATING CASH FLOWS	18.3	20.5
CHANGES IN ASSETS AND LIABILITIES
Accounts receivable	(44.2)	(15.6)
Inventories	(8.6)	(11.4)
Trade accounts payable	(12.2)	(14.8)
Other current and non-current assets	2.5	(0.9)
Other current and non-current liabilities	(2.5)	(12.0)
Current income taxes	4.1	0.5
EFFECT OF CHANGES IN ASSETS AND LIABILITIES ON OPERATING CASH FLOWS	(60.9)	(54.2)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	4.2	11.3
INVESTING ACTIVITIES
Investment in property, plant and equipment	(12.3)	(43.1)
Proceeds from sale of property, plant and equipment	(0.1)	0.3
Purchase of intangible assets	(0.2)	(0.2)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(12.6)	$(43.0)

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended
	December 31,
(In millions) (Unaudited)	2014	2013
FINANCING ACTIVITIES
Purchase of treasury stock	(1.2)	(0.6)
Dividend distributions to noncontrolling interest	-	(0.1)
Common shares issued under share based compensation plans	2.1	2.3
Tax effect of common shares issued under share based compensation plans	(0.5)	(1.5)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	0.4	0.1
CHANGE IN CASH AND CASH EQUIVALENTS	(8.0)	(31.6)
Effect of exchange rate change on cash and cash equivalents	(6.7)	0.8
Cash and cash equivalents at beginning of period	382.8	241.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$368.1	$210.9

SUPPLEMENTAL INFORMATION
GENERAL
Interest paid	$0.4	$0.6
Interest capitalized	0.1	0.1
Income taxes paid	10.9	15.0

Reconciliation of GAAP and Non-GAAP Information (unaudited)

HISTORICAL

Non-GAAP Adjusted Net Income Financial Measures

(unaudited)

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	December 31, 2014
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$46.0	$0.81
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$7.0	$1.6	5.4
(Gain) loss on foreign currency transactions, net	2.2	0.5	1.7
(Gain) loss on derivative instruments	(0.4)	(0.1)	(0.3)
Other items:
Compensation charge for expenses in connection with the CFO Transition	0.2	0.1	0.1
Non-recurring legal and other advisory expense	1.1	0.2	0.9
Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$53.8	$0.96

* tax impact calculated using estimated effective tax rate of 23%

Non-GAAP Financial Measures (GAAP reconciliation)	Three months ended
	December 31, 2013
(In millions, except for per share and percent amounts)	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$44.2	$0.79
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$9.4	$2.2	7.2
(Gain)/loss on foreign currency transactions, net	2.6	0.6	2.0
(Gain)/loss on derivative instruments	(0.6)	(0.1)	(0.5)
Other items:
Compensation charge for expenses in connection with the CFO Transition	1.3	0.3	1.0

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$53.9	$0.96

* tax impact calculated using estimated effective tax rate of 23.5%

FORWARD-LOOKING

Non-GAAP Adjusted EPS Guidance (unaudited)

Financial Guidance (Non-GAAP Adjusted Earnings per Share)	Low End of Guidance
(In millions, except for per share amounts)	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$193	$3.45
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$32	$7	$25
(Gain)/loss on foreign currency transactions, net **	2.2	0.5	1.7
(Gain)/loss on derivative instruments, net **	(0.4)	(0.1)	(0.3)
Other items
	2	1	1

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$221	$3.95

Financial Guidance (Non-GAAP Adjusted Earnings per Share)	High End of Guidance
(In millions, except for per share amounts)	Pre-Tax	Tax Impact	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$200	$3.57
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$32	$7	25
(Gain)/loss on foreign currency transactions, net **	2.2	0.5	1.7
(Gain)/loss on derivative instruments, net **	(0.4)	(0.1)	(0.3)
Other items
	2	1	1

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$227	$4.05

** We do not predict future exchange rate developments in our guidance.

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: (i) non-GAAP adjusted net income, and (ii) non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, gain/loss on foreign currency transactions, gain/loss on derivative instruments, any related tax effects, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. Also set forth above under the heading “FORWARD-LOOKING” are reconciliations of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain charges related to currency revaluation of assets and liabilities that do not reflect our period-to-period core operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its ongoing operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Local Currency: Certain revenue information is presented on a local currency basis (“Local Currency”). This information is a non-GAAP financial measure. Sirona supplementally presents this revenue information because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

Sirona calculates local currency revenue growth by comparing current-period revenues to prior-period revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the current period for the currencies in which we do business.

Our forecasted 2015 local currency net revenue growth guidance excludes the impact of exchange rate fluctuations due to the unpredictability of future changes in foreign exchange rates. Therefore, we do not provide a reconciliation of these measures.